NU SKIN ENTERPRISES, INC.
                                One Nu Skin Plaza
                              75 West Center Street
                                Provo, Utah 84601


                     3.03% Senior Notes due October 12, 2010



                                                                October 12, 2000


TO THE PURCHASER LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of JPY 9,706,500,000 aggregate principal amount of its Senior Notes due October 12, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. The Notes shall at all times be guaranteed by all current and future Material Domestic Subsidiaries of the Company (the "Subsidiary Guarantors") pursuant to the Subsidiary Guaranty and shall at all times be secured by a pledge of the Pledged Securities of each Material Foreign Subsidiary pursuant to the Pledge Agreement. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement and the Collateral Documents, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.       CLOSING.

     The sale and purchase of the Notes to be purchased by you shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 8:00 a.m., Los Angeles time, at a closing (the "Closing") on October 12, 2000. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least the Yen-equivalent of $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds as set forth in a funding instruction letter delivered by the Company to you at least two Business Days prior to the Closing. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

        4.1      Representations and Warranties.

     The representations and warranties of the Company in this Agreement and the Collateral Documents shall be correct in all material respects when made and at the time of the Closing.

        4.2      Performance; No Default.

     The Company and its Restricted Subsidiaries shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Collateral Documents required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

        4.3      Officer's Certificate.

     The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9, 4.13(a) and 4.13(b) have been fulfilled.

        4.4      Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Shearman & Sterling, special New York counsel for the Company and the Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company and the Subsidiary Guarantors hereby instruct


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


Shearman & Sterling to deliver such opinion to you), (b) from Tokyo Aoyama Law Office, special Japanese counsel for the Company and Nu Skin Japan Co., Ltd., substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company and the Subsidiary Guarantors hereby instruct Tokyo Aoyama Law Office to deliver such opinion to you, (c) from the Company's and the Subsidiary Guarantors' in-house counsel, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its in-house counsel to deliver such opinion to you), and (d) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(d) and covering such other matters incident to such transactions as you may reasonably request.

        4.5      Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

        4.6      [Reserved].

        4.7      Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

        4.8      Private Placement Number.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

        4.9      Changes in Corporate Structure.

     Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.


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


        4.10     Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Collateral Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

        4.11     Delivery of Company Documents.

     On or before the date of the Closing, the Company shall have delivered to you and your special counsel each, unless otherwise noted, dated the date of the
Closing:

     (a) Certified copies of the Company's Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the date of the Closing;

     (b) Copies of the Company's Bylaws, certified as of the date of the Closing by its corporate secretary or an assistant secretary;

     (c) Resolutions of the Board of Directors of the Company approving and authorizing the execution, delivery and performance of the Notes, this Agreement, the Collateral Documents to which the Company is a party and any other documents, instruments and certificates required to be executed by the Company in connection therewith, each certified by the Company's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

     (d) Signature and incumbency certificates of the officers of the Company executing the documents referred to in item (c) above, and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith; and

     (e) Such other documents as you or your special counsel may reasonably request.

        4.12     Delivery of Subsidiary Guarantor Documents.

     On or before the date of the Closing, each Subsidiary Guarantor shall have delivered to you and your special counsel each, unless otherwise noted, dated the date of the Closing:

     (a) Certified copies of such Subsidiary Guarantor's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of the jurisdiction of its incorporation, each to be dated as of a recent date prior to the date of Closing;

     (b) Copies of such Subsidiary Guarantor's Bylaws, certified as of the date of the Closing by its corporate secretary or an assistant secretary;


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


     (c) Resolutions of the Board of Directors of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty and any other documents, instruments and certificates required to be executed by such Subsidiary Guarantor in connection therewith, each certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

     (d) Signature and incumbency certificates of the officers of such Subsidiary Guarantor executing the documents referred to in item (c) above, and any other documents, instruments and certificates required to be executed by such Subsidiary Guarantor in connection therewith; and

     (e) Such other documents as you or your special counsel may reasonably request.

      4.13 Execution and Delivery of the Subsidiary Guaranty, the Pledge Agreement and the Collateral Agency, Intercreditor Agreement, and the ABN Amro Release of Guarantors.

     (a) On or prior to the date of the Closing, the Subsidiary Guaranty shall have been duly executed and delivered by each Subsidiary Guarantor and shall be in full force and effect and you shall have received an executed copy thereof.

     (b) On or prior to the date of the Closing, the Pledge Agreement shall have been duly executed and delivered by the Pledgors and the Collateral Agent and shall be in full force and effect, you shall have received an executed copy thereof, and all actions shall have been taken as may be necessary or desirable to give to the Collateral Agent, for the ratable benefit of the holders of the Notes and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in the Pledged Securities.

     (c) On or prior to the date of the Closing, the Collateral Agency and Intercreditor Agreement shall have been duly executed and delivered by the Collateral Agent, you and each of the other Senior Secured Creditors, and shall have been acknowledged by the Company and each of its Restricted Subsidiaries, and such agreement shall be in full force and effect and you shall have received an executed copy thereof.

     (d) On or prior to the date of the Closing, the ABN Amro Release of Guarantors shall have been duly executed and delivered by ABN Amro N.V., releasing Nu Skin Korea, Co., Ltd., Nu Skin Korea, Inc. and Nu Skin Japan Co., Ltd. from the ABN Amro Subsidiary Guaranty.

        4.14     UCC Searches.

     The Company shall have delivered to the Collateral Agent certified copies of UCC Requests for Information or copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a recent date prior to the Closing, listing all effective financing statements which name the Company (under its present name and any previous names) as the debtor and which are filed in any jurisdiction.


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        4.15     UCC Financing Statements.

     The Company shall have delivered to the Collateral Agent UCC financing statements or other similar instruments or documents, duly executed by the Company with respect to the Pledged Securities, in appropriate form for filing under the Uniform Commercial Code as in effect in all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests created in the Pledged Securities pursuant to the Pledge Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to you that:

        5.1      Organization; Power and Authority.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Collateral Documents to which it is a party and the Notes, and to perform the provisions hereof and thereof.

        5.2      Authorization, etc.

     This Agreement, the Notes and the Collateral Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and each of the Collateral Documents to which it is a party constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.3      Disclosure.

     The Company, through its agent, Bank of America Securities LLC, has delivered to you a copy of a Private Placement Memorandum, dated September, 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and the Restricted
Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Collateral Documents, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to


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


make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, the Form 10-K filed by the Company with the Securities and Exchange Commission for the period ended December 31, 1999 or in any Form 10-Q, Form 8-K or other report filed by the Company with the Securities and Exchange Commission for any period subsequent to the period ended December 31, 1999 or as expressly described in Schedule 5.3 or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1999, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company.

        5.4      Organization and Ownership of Shares of Subsidiaries;
                 Affiliates.

     (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, and whether such Subsidiary is a Material Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except for Permitted Liens, directors' qualifying shares, shares required to be owned by Persons pursuant to applicable foreign laws regarding foreign ownership, or as otherwise disclosed in Schedule 5.4).

     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

     (d) No Material Subsidiary, is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Material Subsidiary.


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        5.5      Financial Statements.

     The Company has delivered to you copies of the financial statements of the Company and the Restricted Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and the Restricted Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

        5.6      Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company of this Agreement, the Collateral Documents to which it is a party and the Notes will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, note purchase or credit agreement, corporate charter or bylaws, or any other Material agreement, lease or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

        5.7      Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any of its Restricted Subsidiaries of this Agreement, the Collateral Documents or the Notes.

        5.8      Litigation; Observance of Agreements, Statutes and Orders.

     (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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


        5.9      Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction (other than those tax returns which individually or collectively are not Material), and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been resolved with the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ending on December 31, 1996.

        5.10     Title to Property; Leases.

     The Company and the Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement or the Collateral Documents. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

        5.11     Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11,

     (a) the Company and the Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without any known Material conflict with the rights of others;

     (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

     (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any Restricted Subsidiary.


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


        5.12     Compliance with ERISA.

     (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

     (b) Neither the Company nor any ERISA Affiliate maintains a "single employer plan" or a Multiemployer Plan that is subject to Title IV of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent consolidated financial statements of the Company and its Subsidiaries referenced in Section 5.5 of this Agreement.

     (e) The execution and delivery of this Agreement and the Collateral Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

        5.13     Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you and not more than 18 other Institutional Investors, each of which has been offered the Notes or any similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        5.14     Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes to repay Indebtedness of the Company and its Subsidiaries (including repayment in full and termination of the Existing Credit Facility) and for other general corporate purposes (including repurchases of stock of the Company); provided that no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, so as to involve the Company or any holder of a Note in a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221) or Regulation X of said Board (12 CFR 224), or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the term "margin stock" shall have the meanings assigned to them in said Regulation U.

        5.15     Existing Indebtedness; Future Liens.

     (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness, separately listed for each such item of Indebtedness of $2,000,000 or more, of the Company and the Restricted Subsidiaries as of the date of the Closing.

     (b) (i) Neither the Company nor any Restricted Subsidiary is in default in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary, and (ii) no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, except for Indebtedness described in clauses (i) and (ii) which, in aggregate principal amount, does not exceed $5,000,000.

     (c) Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

        5.16     Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury
Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        5.17     Status under Certain Statutes.

     Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of

1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

        5.18     Environmental Matters.

     Neither the Company nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

     (a) neither the Company nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

     (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

        6.1      Purchase for Investment.

     You represent that you are an institutional "accredited investor" within the meaning of subparagraphs (1), (2), (3) or (7) of Rule 501(a) promulgated under the Securities Act. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

        6.2      Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

     (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

     (d) the Source is a governmental plan; or

     (e) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

        7.1      Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an  Institutional
Investor:

     (a) Quarterly Statements - within 60 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

     (i) a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

     (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) to provide consolidated financial statements so long as such Quarterly Report on Form 10-Q includes the consolidated financial statements identified in clauses
(i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;

     (b) Annual Statements - within 120 days (or if sooner, on the date consolidated statements are required to be delivered to any other creditor of the Company) after the end of each fiscal year of the Company, duplicate copies of,

          (i) a consolidated and a consolidating balance sheet of the Company and its Subsidiaries, as at the end of such year, and

          (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, which consolidated financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and which consolidating financial statements shall be certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b) to provide consolidated financial statements so long as such Annual Report on Form 10-K includes the consolidated financial statements identified in clauses (i) and (ii) above; provided further that such consolidating financial statements shall show the elimination of all Unrestricted Subsidiaries and the resultant consolidated financial statements of the Company and its Restricted Subsidiaries;

     (c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Material Domestic Subsidiary to the public concerning developments that are Material;

     (d) Notice of Default or Event of Default - promptly, and in any event within five days, after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters - promptly, and in any event within fifteen days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, which could reasonably be expected to have a Material Adverse Effect; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, which could reasonably be expected to have a Material Adverse Effect; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, such information as is required by Rule 144A promulgated under the Securities Act to be delivered to a prospective transferee of the Notes.

        7.2      Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1 hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

        7.3      Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

     (a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times during business hours and as often as may be reasonably requested in writing; and

     (b) Default - if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested.

        8.       PREPAYMENT OF THE NOTES.

     8.1 Required Prepayments.

     The Company shall make principal prepayments on the Notes on the dates and in the amounts set forth below:


            Prepayment Date                         Amount
       -------------------------------------------------------------

           October 12, 2004                   JPY1,386,642,857
           October 12, 2005                   JPY1,386,642,857
           October 12, 2006                   JPY1,386,642,857
           October 12, 2007                   JPY1,386,642,858
           October 12, 2008                   JPY1,386,642,857
           October 12, 2009                   JPY1,386,642,857

     ;provided  that  upon  any  partial  prepayment  of the Notes  pursuant  to
     Section 8.2 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the

Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase, as well as the payment required at maturity, shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

        8.2      Optional Prepayments with Make-Whole Amount.

     (a) Prepayment Amount. The Company may, at its option, upon notice as provided below, prepay on any Business Day all, or from time to time any part of, the Notes in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued interest thereon, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

     (b) Notice. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the Business Day fixed for such prepayment. Each such notice shall specify the prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

        8.3      Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

        8.4      Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

        8.5      Purchase of Notes.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

        8.6      Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
          Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, (i) the rate of the benchmark Japanese Government Bond reported, as of 10:00 a.m. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 0#JPBMK=" on the Reuters Screen (or such other display as may replace "Page 0#JPBMK=" on the Reuters Screen) for the benchmark Japanese Government Bond having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such rate is note reported as of such time or the rate reported is not ascertainable, the average of the rates as determined by at least three recognized market makers in the Japanese Government Bond market. Such rate will be determined, if necessary, by interpolating linearly between (1) the benchmark Japanese Government Bond with the maturity closest to and greater than the Remaining Average life, and (2) the benchmark Japanese Government Bond with the maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing

               (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
               Section 8.2 or 12.1.

               "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

        9.1      Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        9.2      Insurance.

     The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

        9.3      Maintenance of Properties.

     The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        9.4      Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes and assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

        9.5      Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Company or a Restricted
Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6 Security; Execution of Pledge Agreement and Subsidiary Guaranty.

     (a) The Notes and other Senior Secured Indebtedness will be secured by the Pledged Securities of each Material Foreign Subsidiary. Within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Foreign Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company's existing Subsidiaries has become a Material Foreign Subsidiary, the Company shall cause the Pledged Securities of such Material Foreign Subsidiary to be pledged pursuant to a supplement to the Pledge Agreement (unless a pledge of such Pledged Securities (x) is legally unobtainable or (y) the consent of a governmental authority is required in order to obtain such pledge and such consent has not been obtained after the Company's commercially reasonable efforts to obtain such consent, and Company delivers an opinion of outside counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, to the effect that such pledge was not legally obtainable or such consent was not obtained). The Company shall promptly take all actions as may be necessary or desirable to give to the Collateral Agent, for the ratable benefit of the holders of the Notes and the other Senior Secured Creditors, a valid and perfected first priority Lien on and security interest in the Pledged Securities of such Material Foreign Subsidiary and shall promptly deliver to the holders of the Notes (i) a supplement to the Pledge Agreement executed by each Pledgor of the Pledged Securities of such Material Foreign Subsidiary, (ii) a certificate executed by the secretary or an assistant secretary of each Pledgor as to (a) the incumbency and signatures of the officers of such Pledgor executing the supplement to the Pledge Agreement, and
(b) the fact that the attached resolutions of the Board of Directors of such Pledgor authorizing the execution, delivery and performance of the supplement to the Pledge Agreement are in full force and effect and have not been modified or rescinded, (iii) at the request of a holder of any Note, a favorable opinion of counsel, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Pledgor, (b) the due authorization, execution and delivery by such Pledgor of the supplement to the Pledge Agreement, (c) the enforceability of the supplement to the Pledge Agreement, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided that the opinion described in this clause (iii) may be given by the Company's in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that such counsel may not be admitted to practice law in the applicable jurisdiction, and (iv) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

     (b) Within 5 days after the Company or any of its Restricted Subsidiaries acquires a Material Domestic Subsidiary or within 5 days after the Company delivers consolidating financial statements pursuant to Section 7.1 showing that any of Company's existing Subsidiaries has become a Material Domestic Subsidiary (but not later than the time when such Material Domestic Subsidiary provides a guaranty or co-obligor agreement to the lenders party to any Significant Credit Facility) the Company will (x) cause such Material Domestic Subsidiary to execute and deliver to the holders of the Notes a counterpart of the Subsidiary Guaranty, and (y) if the lenders party to such Significant Credit Facility are not then party to the Collateral Agency and Intercreditor Agreement (either directly or through their agent) cause such lenders (either directly or through their agent) to become party to the Collateral Agency and Intercreditor Agreement. The Company shall promptly deliver to the holders of the Notes, together with such counterpart of the Subsidiary Guaranty (i) certified copies of such Material Domestic Subsidiary's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to the holders of the Notes, (ii) a copy of such Material Domestic Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the holders of the Notes, (iii) a certificate executed by the secretary or an assistant secretary of such Material Domestic Subsidiary as to (a) the incumbency and signatures of the officers of such Material Domestic Subsidiary executing the counterpart of the Subsidiary Guaranty, and (b) the fact that the attached resolutions of the Board of Directors of such Material Domestic Subsidiary authorizing the execution, delivery and performance of the counterpart of the Subsidiary Guaranty are in full force and effect and have not been modified or rescinded, (iv) at the request of a holder of any Note, a favorable opinion of counsel to the Company and such Material Domestic Subsidiary, in form and substance reasonably satisfactory to the holders of the Notes and their counsel, as to (a) the due organization and good standing of such Material Domestic Subsidiary, (b) the due authorization, execution and delivery by such Material Domestic Subsidiary of the counterpart of the Subsidiary Guaranty, (c) the enforceability of the counterpart of the Material Domestic Subsidiary, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the holders of the Notes and their counsel; provided, that the opinion described in clause (iv) above may be given by the Company's in-house counsel and may contain reasonable assumptions, if necessary, relating to the fact that counsel to the Company and such Material Domestic Subsidiary may not be admitted to practice law in the applicable jurisdiction, and (v) such other assurances, certificates, documents, consents or opinions as the Required Holders reasonably may require.

        9.7      Termination of the Existing Credit Facility and Related Liens.

     Within 5 Business Days of the date of Closing, the Company will provide you with satisfactory evidence that the Company has (i) repaid in full all Indebtedness outstanding under the Existing Credit Facility, (ii) terminated any commitments to lend or make other extensions of credit under the Existing Credit Facility, (iii) delivered to the Collateral Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of the Company under the Existing Credit Facility, and (iv) made arrangements satisfactory to the Collateral Agent with respect to the cancellation of any letters of credit outstanding under the Existing Credit Facility.

10.      NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

        10.1     Transactions with Affiliates.

     The Company will not and will not permit any Restricted Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except as approved by a majority of the disinterested directors of the Company, and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to Standard Securitization Undertakings effected as part of a Permitted Securitization Program.

        10.2     Merger, Consolidation, Sale of Assets, etc.

     (a) The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other Person unless immediately after giving effect to any consolidation or merger no Default or Event of Default would exist and:

          (i) in the case of a consolidation or merger of a Restricted Subsidiary, (x) the Company or another Restricted Subsidiary is the surviving or continuing corporation, (y) the surviving or continuing corporation is or immediately becomes a Restricted Subsidiary, or (z) such consolidation or merger, if considered as the sale of the assets of such Restricted Subsidiary to such other Person, would be permitted by Section 10.2(c); and

          (ii) in the case of a consolidation or merger of the Company, the successor corporation or surviving corporation which results from such consolidation or merger (the "surviving corporation"), if not the Company,
     (A) is a solvent U.S. corporation, (B) executes and delivers to each holder of the Notes its assumption of (x) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and (y) the due and punctual performance and observation of all of the covenants in this Agreement, the Collateral Documents and the Notes to be performed or observed by the Company, and (C) furnishes to each holder of the Notes an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) The Company will not sell, lease (as lessor) or otherwise transfer all or substantially all of its assets in a single transaction or series of transactions to any Person unless immediately after giving effect thereto no Default or Event of Default would exist and:

          (i) the successor corporation to which all or substantially all of the Company's assets have been sold, leased or transferred (the "successor corporation") is a solvent U.S. corporation, and

          (ii) the successor corporation executes and delivers to each holder of the Notes its assumption of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, and the due and punctual performance and observation of all of the covenants in this Agreement, the Collateral Documents and the Notes to be performed or observed by the Company and shall furnish to such holders an opinion of counsel, reasonably satisfactory to the Required Holders, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such successor corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

     (c) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; provided that the foregoing restrictions do not apply to:

          (i) the sale, lease, transfer or other disposition of assets of the Company to a Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (ii) the sale in the ordinary course of business of inventory held for sale, or equipment, fixtures, supplies or materials that are no longer required in the operation of the business of the Company or any Restricted Subsidiary or are obsolete;

          (iii) the sale of property of the Company or any Restricted Subsidiary and the Company's or any Restricted Subsidiary's subsequent lease, as lessee, of the same property, within 270 days following the acquisition or construction of such property;

          (iv) the sale of assets of the Company or any Restricted Subsidiary for cash or other property to a Person or Persons (other than an Affiliate) if (A) such assets (valued at net book value) do not constitute a "substantial part" of the assets of the Company and the Restricted Subsidiaries, (B) in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company, and
     (C) immediately after giving effect to the transaction, no Default or Event of Default would exist; or

          (v) the sale of assets meeting the conditions set forth in clauses (B) and (C) of subparagraph (iv) above, as long as the net proceeds from such sale in excess of a substantial part of the assets of the Company and the Restricted Subsidiaries are (x) applied within 270 days of the date of receipt to the acquisition of productive assets useful and intended to be used in the operation of the business of the Company or the Restricted Subsidiaries, or (y) used to repay any Indebtedness of the Company (which in the case of the Notes shall be with the Make-Whole Amount) or the Restricted Subsidiaries (other than Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes, Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of the Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced not later than 270 days after the date of receipt of such proceeds by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

          (d) For purposes of Section 10.2(c), a sale of assets will be deemed to involve a "substantial part" of the assets of the Company and the Restricted Subsidiaries if the book value of such assets, together with all other assets sold during such fiscal year (except those assets sold pursuant to clauses (i) through (iii) of Section 10.2(c)), exceeds 10% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

          (e) The Company will not, and will not permit any Restricted Subsidiary to, issue shares of stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary except (i) to the Company, (ii) to a Wholly-Owned Restricted Subsidiary, (iii) to any Restricted Subsidiary that owns equity in the Restricted Subsidiary issuing such equity, or (iv) with respect to a Restricted Subsidiary that is a partnership or joint venture, to any other Person who is a partner or equity owner if such issuance is made pursuant to the terms of the Joint Venture Agreement or Partnership Agreement entered into in connection with the formation of such partnership or joint venture; provided, that Restricted Subsidiaries may issue directors' qualifying shares and shares required to be issued by any applicable foreign law regarding foreign ownership requirements. The Company will not, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of its interest in any stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (except to the Company or a Wholly-Owned Restricted Subsidiary) unless such sale, transfer or disposition would be permitted under Section 10.2(c).

        10.3     Liens.

          The Company will not and will not permit any of the Restricted Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom (unless the Company makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of any equitable Lien on such property), except for the following (which are collectively referred to as "Permitted Liens"):

          (a) Liens for taxes, assessments or other governmental charges which are not yet delinquent or that are being contested in good faith;

          (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics' materialmen's, and other similar Liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other

Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

          (c) Liens resulting from judgments, unless such judgments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (d) Liens securing Indebtedness of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

          (e) Liens in  existence  at Closing and  reflected  in  Schedule  10.3 hereto;

          (f) minor survey exceptions and the like which do not Materially detract from the value of such property;

          (g) leases, subleases, easements, rights of way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company's or any of the Restricted Subsidiaries' businesses, provided that the aggregate of such Liens do not Materially detract from the value of such property;

          (h) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof, including such Liens arising under Capital Leases; or (iii) existing on property of a Person at the time such Person is acquired by, consolidated with, or merged into the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that such Liens shall attach solely to the property acquired or constructed and the principal amount of the Indebtedness secured by the Lien shall not exceed the principal amount of such Indebtedness just prior to the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary;

          (i) Liens on receivables of the Company or a Restricted Subsidiary and the related assets of the type specified in clauses (A) through (D) in the definition of "Permitted Securitization Program" in connection with any Permitted Securitization Program;

          (j) Liens in favor of the holders of the Notes and the other Senior Secured Creditors party to the Collateral Agency and Intercreditor Agreement in connection with the pledge of the Pledged Securities of each Material Foreign Subsidiary;

          (k) banker's Liens and similar Liens (including set-off rights) in respect of bank deposits; provided, however, that any such Liens held by parties to the Collateral Agency and Intercreditor Agreement will be governed by and subject to the Collateral Agency and Intercreditor Agreement;

          (l) Liens in favor of customs and revenue authorities as a matter of law to secure payment of custom duties and in connection with the importation of goods in the ordinary course of the Company's and its Subsidiaries' business;

          (m) any Lien renewing, extending or replacing Liens permitted by Sections 10.3(e), (h), and (i), provided that (i) the principal amount of the Indebtedness secured is neither increased nor the maturity thereof changed to an earlier date, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and

          (n) other Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (m) of this Section 10.3, provided that Priority Indebtedness shall not, at any time, exceed an amount equal to 13% of Consolidated Net Worth.

Any Lien  originally  incurred in compliance  with paragraph (n) of this Section
10.3 may be renewed, extended or replaced so long as the conditions set forth in subparagraphs (i), (ii) and (iii) of paragraph (m) of this Section 10.3 are satisfied.

        10.4     Minimum Consolidated Net Worth.

     The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (i) $271,935,200, (ii) an aggregate amount equal to 60% of Consolidated Net Income (but, in each case, only if a positive number) earned in
(a) the six months ended December 31, 2000, and (b) each complete fiscal year thereafter, and (iii) 50% of the net proceeds realized by the Company and its Restricted Subsidiaries from the sale of Equity Securities subsequent to June 30, 2000, excluding issuances of Equity Securities upon exercise of employee stock options or rights under any employee benefit plans (excluding such exercise by any Person who owns greater than 5% of the Equity Securities of the Company), issuances of Equity Securities in connection with acquisitions by the Company and its Restricted Subsidiaries, and reissuances of up to $60,000,000 of treasury securities purchased by the Company after the date of Closing.

        10.5     Limitation on Indebtedness.

     (a) The  Company  will  not  permit  at any  time  (i) the  ratio  of Total
Indebtedness to EBITDA for the four most recently ended fiscal quarters of the Company to be greater than 1.85 to 1.0, or (ii) Priority Indebtedness to exceed 13% of Consolidated Net Worth.

     (b) The Company will not, and will not permit any Restricted Subsidiary to, incur, create or assume any Term Debt during the one year period immediately following the Closing unless (i) the aggregate principal amortization of all such Term Debt in any year does not exceed $30,000,000, and (ii) such Term Debt has at the time of issuance a longer average life to maturity than the remaining average life to maturity of the Notes then outstanding.

     (c) The Company will not, and will not permit any Restricted Subsidiary to, incur, assume or create any Indebtedness under any Significant Credit Facility unless each of the lenders under such Significant Credit Facility immediately becomes a party to the Collateral Agency and Intercreditor Agreement.


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


        10.6     Minimum Fixed Charges Coverage.

     The Company will not permit, as of the end of each fiscal quarter of the Company, the ratio of Consolidated Income Available for Fixed Charges to Fixed Charges, for the period consisting of such fiscal quarter and the preceding three fiscal quarters, to be less than 2.75 to 1.0.

        10.7     Nature of the Business.

     The Company will not, and will not permit any Restricted Subsidiary, to engage in any business if, as a result, the general nature of the business of the Company and the Restricted Subsidiaries, taken as a whole, which would then be engaged in by the Company and the Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and the Restricted Subsidiaries, taken as a whole, on the date of the Closing.

        10.8     Designation of Restricted and Unrestricted Subsidiaries.

     The Company may designate in writing to each of the holders of the Notes any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to each of the holders of the Notes any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (A) such designation is treated as a transfer under Section 10.2 and such designation is permitted by Section 10.2, and (B) such Subsidiary does not own any stock, other equity interest or Indebtedness of the Company or a Restricted Subsidiary; and
(ii) no such designation shall be effective unless, immediately after giving effect thereto no Default or Event of Default would exist; provided, further, that any Subsidiary that has been designated as a Restricted Subsidiary or an Unrestricted Subsidiary may not thereafter be redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, more than once; and provided, further, that no Securitization Entity shall be a Restricted Subsidiary unless designated as such by the Company. Notwithstanding anything to the contrary in this Agreement, upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary.

        10.9     Limitation on Swap Agreements.

     The Company will not, and will not permit any Restricted Subsidiary to, have any obligations (contingent or otherwise) existing or arising under any Swap Agreement, unless such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments or assets held by such Person, and not for purposes of speculation.

        10.10    Limitation on Restricted Payments.

     The Company will not, and will not permit any Restricted Subsidiary to, do any of the following if a Default or Event of Default exists or would exist immediately after giving effect thereto:

          (a) Declare or pay any dividends, either in cash or property, on any shares of capital stock of any class of the Company or any Restricted Subsidiary (except (i)


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


dividends or other  distributions  payable solely in shares of common stock, and
(ii) dividends and distributions paid by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary); or

          (b) Directly or indirectly, or through any Restricted Subsidiary, purchase, redeem or retire any shares of capital stock of any class of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire any shares of capital stock of the Company or any Restricted Subsidiary; or

          (c) Make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of capital stock of any class of the Company or any Restricted Subsidiary (except payments and distributions made by a Restricted Subsidiary solely to the Company or a Wholly-Owned Restricted Subsidiary).

        10.11    Most Favored Lender.

     If the Company creates, incurs or assumes any Term Debt within the one year period immediately following the Closing, and any such Term Debt has financial or operational covenants other than as set forth in this Section 10, or more favorable to the lender or creditor thereunder than those set forth in this
Section 10, then this Section 10 shall be deemed to be automatically amended to include such other or more favorable covenants, such amendment to be effective as of the date of such incurrence, creation or assumption, and such other or more favorable covenants as incorporated into this Section 10 may not thereafter be modified without the written consent of the Required Holders.

11.      EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on any Note or any amount payable under Section 14.4 for more than five Business Days after the same becomes due and payable; or

     (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

     (d) the Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any Collateral Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default, and (ii) the Company or such Subsidiary receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

     (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, the Collateral Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default for more than 20 Business Days in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition (x) such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have exercised any right to require the Company or any Restricted Subsidiary to purchase or repay such Indebtedness, provided that the aggregate amount of all foregoing Indebtedness with respect to which a payment, performance or compliance default shall have occurred or a failure or other event causing or permitting the purchase or repayment by the Company or any Restricted Subsidiary shall have occurred exceeds $7,500,000; or

     (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and any Restricted Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) the Subsidiary Guaranty ceases to be in full force and effect with respect to any Material Domestic Subsidiary, or any Material Domestic Subsidiary contests the validity thereof; or

          (k) the Pledge Agreement ceases to be in full force and effect with respect to any Material Foreign Subsidiary, any Pledgor contests the validity of the Pledge Agreement, or the Collateral Agent shall fail to have a valid, perfected and enforceable first priority security interest in the Pledged Securities; or

          (l) [Reserved.]

          (m) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any of its Subsidiaries establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any of its Subsidiaries thereunder; and any such event or events described in clauses
     (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(m), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

        12.1     Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any  Event of  Default  described  in  paragraph (a)  or (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        12.2     Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Collateral Documents or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        12.3     Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences, and at any time after any Notes have become due and payable pursuant to clause
(a) of Section 12.1, the holders of all Notes then outstanding, by written notice to the Company, may rescind acceleration of the Notes resulting from the occurrence of an Event of Default described in paragraph (h) of Section 11, if in each case (i) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration or acceleration, have been cured or have been waived pursuant to Section 17, and
(iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        12.4     No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Collateral Documents or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        13.1     Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        13.2     Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than the Yen-equivalent of $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than the Yen-equivalent of $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 and to have become a party to the Collateral Agency and Intercreditor Agreement. Each transferee of a Note which was not previously a holder of the Notes under this Agreement and which is not incorporated under the laws of the United States of America or a state thereof shall, within three Business Days of becoming a holder, deliver to the Company such certificate and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes.

        13.3     Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

        14.1     Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Provo, Utah at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        14.2     Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

        14.3     Obligation to Make Payments in Yen.

     The obligation of the Company to make payments in Yen of the principal, applicable Make-Whole Amount, if any, and interest becoming due and payable on the Notes and any other amounts due hereunder or under the Notes as provided in
Section 14.2, (a) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Yen, except to the extent that such tender or recovery shall result in the actual receipt by the holders of the Notes of the full amount of Yen expressed to be payable in respect of the principal, applicable Make-Whole Amount, if any, in respect of and interest on the Notes and all other amounts due hereunder or under the Notes, (b) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in Yen the amount, if any, by which such actual receipt shall fall short of the full amount of Yen so expressed to be payable, and (c) shall not be affected by judgment being obtained for any other sum due under this Agreement or on any Note.

        14.4     Payments Free and Clear of Taxes.

     (a) Payments. The Company will pay all amounts of principal of, applicable Make-Whole Amount, if any, and interest on the Notes, and all other amounts payable hereunder or under the Notes, without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, all present and future income, stamp, documentary and other taxes and duties, and all other levies, imposts, charges, fees, deductions and withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on any holder of any Note by its jurisdiction of incorporation or the jurisdiction in which its applicable lending office is located) (all such non-excluded taxes, duties, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to a holder of any Notes, the amounts so payable to such holder shall be increased to the extent necessary to yield such holder (after payment of all Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to each holder of the Notes, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to each holder of the Notes the required receipts or other required documentary evidence, the Company shall indemnify each holder of the Notes for any taxes (including interest or penalties) that may become payable by such holder as a result of any such failure. The obligations of the Company under this subsection 14.4(a) shall survive the payment and performance of the Notes and the termination of this Agreement.

     (b) Withholding Exemption Certificates. On or prior to the Closing Date, each holder of the Notes which is not organized under the laws of the United States of America or a state thereof shall deliver to the Company such certificates and other evidence as the Company may reasonably request to establish that such holder is entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes. Each such holder further agrees (i) promptly to notify the Company of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such holder from receiving payments under the Notes without any deduction or withholding of such taxes, and (ii) on or before the date that any certificate or other form delivered by such holder under this subsection 14.4(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such holder, to deliver to the Company a new certificate or form, certifying that such holder is entitled to receive payments under the Notes without deduction or withholding of such taxes. If any holder of the Notes which is not organized under the laws of the United States of America or a state thereof fails to provide to the Company pursuant to this subsection 14.4(b) (or in the case of a transferee of a Note, Section 13.2) any certificates or other evidence required by such provision to establish that such holder is, at the time it becomes a holder, entitled to receive payments under the Notes without deduction or withholding of any United States federal income taxes, such holder shall not be entitled to any indemnification under subsection 14.4(a) for any Taxes imposed on such holder.

15.      EXPENSES, ETC.

        15.1     Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel and, if reasonably required, local or other counsel) incurred by the Collateral Agent and you in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Collateral Documents or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Collateral Documents or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Collateral Documents or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Collateral Documents and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

        15.2     Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Collateral Documents or the Notes, and the termination of this Agreement and the Collateral Documents.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein and in the Collateral Documents shall survive the execution and delivery of this Agreement, the Collateral Documents and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the Collateral Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Collateral Documents and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

        17.1     Requirements.

     This Agreement, the Collateral Documents and the Notes may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

        17.2     Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this

Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently offered, or such security is concurrently offered to be granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        17.3     Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and "the Collateral Documents" and references thereto shall mean this Agreement and the Collateral Documents, respectively, as they may from time to time be amended or supplemented.

        17.4     Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

     (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (c) if to the Company, to the Company at One Nu Skin Plaza, 75 West Center Street, Provo, Utah 84601 to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each
Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

     This Agreement, the Collateral Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure (x) by the Company or any Subsidiary, or (y) by another Person known by you to be bound by a confidentiality agreement with the Company, or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such  Confidential  Information  to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process (provided that you give prompt notice to the Company of such subpoena or legal process to the extent you are legally permitted to do so), (y) in connection with any litigation to which you are a party, or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the Collateral Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      JUDICIAL PROCEEDINGS.


        22.1     Consent to Jurisdiction.

     The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City, and irrevocably waives its own forum, over any suit, action or proceeding arising out of or relating to this Agreement or any Note. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in the courts of the United States, the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment, provided that service of process is effected on the Company in one of the manners specified below or as otherwise permitted by law.

        22.2     Service of Process.

     The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.1 by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of the Company set forth in Section 18. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, all claim of error by reason of any such service and agrees that such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Company.

        22.3     No Limitation on Service or Suit.

     Nothing in this Section 22 shall affect the right of any holder of the Notes to serve process in any manner permitted by law or limit the right of any holder of the Notes to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

23.      MISCELLANEOUS.

        23.1     Successors and Assigns.

     All covenants and other agreements contained in this Agreement and the Collateral Documents by or on behalf of any of the parties hereto or thereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        23.2     Payments Due on Non-Business Days.

     Anything in this Agreement, the Collateral Documents or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        23.3     Severability.

     Any provision of this Agreement or the Collateral Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        23.4     Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        23.5     Counterparts.

     This Agreement and the Collateral Documents may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        23.6     Governing Law.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                     Very truly yours,

                                     NU SKIN ENTERPRISES, INC.


                                     By:     /S/ Corey B. Lindley
                                     Name:   Corey B. Lindley
                                     Title:  Executive Vice President and
                                             Chief Financial Officer

The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA


By:
      Name:
      Title:  Vice President

                                                                      SCHEDULE B


                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "ABN Amro Facility" means the $10,000,000 credit facility evidenced by that certain Grid Note dated as of May 24, 2000 executed by the Company in favor of ABN Amro Bank N.V., as such Grid Note may be amended, supplemented or modified from time to time.

     "ABN Amro Release of Guarantors" means the Release of Guarantors executed by ABN Amro Bank N.V.

     "ABN Amro Subsidiary Guaranty" means that certain Subsidiary Guaranty, dated as of July 22, 1998, executed by certain subsidiaries of the Company, in favor of ABN Amro Bank N.V. in connection with the ABN Amro Facility.

     "Affiliate" means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company and its Subsidiaries, any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any of its Subsidiaries or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in Tokyo, Japan are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit 4.13(c) hereto, by and


                                  Schedule B-1
among the Collateral Agent, you and each of the other Senior Secured Creditors, and acknowledged by the Company and the Subsidiary Guarantors, as such agreement may be amended, supplemented or modified from time to time.

     "Collateral Agent" means State Street Bank and Trust Company of California, N.A., acting in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement, together with its successors and assigns.

     "Collateral Documents" means the Pledge Agreement, the Subsidiary Guaranty, the Collateral Agency and Intercreditor Agreement, and all other documents, evidencing, securing or relating to the Notes, the payment of the indebtedness evidenced by the Notes and all other amounts due from the Company or any Restricted Subsidiary evidenced or secured by this Agreement, the Notes or the Collateral Documents.

     "Company" means Nu Skin Enterprises, Inc., a Delaware corporation.

     "Confidential Information" is defined in Section 20.

     "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, and (b) taxes imposed on or measured by income or excess profits of the Company and the Restricted Subsidiaries.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Net Worth" means, at any time, (a) the consolidated stockholders' equity of the Company and the Restricted Subsidiaries, as defined according to GAAP, less (b) the sum of (i) to the extent included in clause (a), all amounts attributable to minority interests, if any, in the securities of Restricted Subsidiaries, and (ii) the amount by which Restricted Investments exceed 20% of the amount determined in clause (a).

     "Consolidated Total Assets" means, at any date of determination, on a consolidated basis for the Company and the Restricted Subsidiaries, total assets, determined in accordance with GAAP.

     "Credit Facility" means any credit facility providing for the borrowing of money or the issuance of letters of credit (a) for the Company, or (b) for any Restricted Subsidiary, if its obligations under such credit facility are guaranteed by the Company.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


                                  Schedule B-2

     "Default Rate" means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

     "Dollars" and the symbol "$" mean the lawful money of the United States of America.

     "Domestic  Subsidiary"  means,  at any time, each Subsidiary of the Company
(a) which is created, organized or domesticated in the United States or under the law of the United States or any state or territory thereof, (b) which was included as a member of the Company's affiliated group in the Company's most recent consolidated United States federal income tax return, or (c) the earnings of which were includable in the taxable income of the Company or any other Domestic Subsidiary (to the extent of the Company's and/or such other Domestic Subsidiary's ownership interest of such Subsidiary) in the Company's most recent consolidated United States federal income tax return.

     "EBITDA" means, with respect to any period, the sum of (i) Consolidated Net Income for such period without giving effect to extraordinary gains and losses, gains and losses resulting from changes in GAAP and one time non-recurring income and expenses resulting from acquisitions and similar events, plus (ii) to the extent deducted in the calculation of Consolidated Net Income, the amount of all interest expense, depreciation expense, amortization expense, and income tax expense; provided that EBITDA will include or exclude, as applicable, acquisitions and divestitures of Restricted Subsidiaries or other business units on a pro forma basis as if such acquisitions or divestitures occurred on the first day of the applicable period.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equity Securities" of any Person means (a) all common stock, Preferred Stock, participations, shares, partnership interest, membership interest or other equity interest in and of such Person (regardless of how designated and whether or not voting or non-voting), and (b) all warrants, options and other rights to acquire any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                                  Schedule B-3

     "Existing Credit Facility" means the $180,000,000 Credit Agreement dated as of May 8, 1998 by and among the Company, Nu Skin Japan Co., Ltd., the lenders named therein, and ABN Amro Bank N.V., as agent for such lenders, as such agreement may have been amended, supplemented or modified from time to time.

     "Fixed Charges" means, with respect to any period, the sum of (i) Interest Expense for such period, and (ii) Lease Rentals for such period.

     "Foreign Subsidiary" means, at any time, each Subsidiary of the Company that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

     (a) the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) Japan or any political subdivision thereof, or

          (iii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;


                                  Schedule B-4

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) Securitization Debt; and

     (f) any Guaranty (other than the Subsidiary Guaranty) of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.


                                  Schedule B-5

     "Institutional  Investor" means (a) any  original  purchaser of a Note, and
(b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, holding more than the Yen-equivalent of $2,000,000 of the aggregate principal amount of the Notes then outstanding or more than 20% of the aggregate principal amount of the Notes then outstanding.

     "Interest Expense" means, with respect to the Company and the Restricted Subsidiaries for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest paid, accrued or scheduled for payment on the Indebtedness of the Company and the Restricted Subsidiaries during such period (including interest attributable to Capital Leases), plus (b) all fees in respect of outstanding letters of credit paid, accrued or scheduled for payment by the Company and the Restricted Subsidiaries during such period.

     "Investment" means any investment, made in cash or by delivery of property, by the Company or any Restricted Subsidiary (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or (b) in any property.

     "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases) as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" or "Materially" means material or materially, as the case may be, in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and the Restricted Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and the Restricted Subsidiaries taken as a whole, or (b) the ability of the Company and the Restricted Subsidiaries, taken as a whole, to perform their obligations under this Agreement, the Notes and the Collateral Documents, or (c) the validity or enforceability of this Agreement, the Notes or any of the Collateral Documents.

     "Material Domestic Subsidiary" means each Domestic Subsidiary of the Company that also is a Material Subsidiary.


                                  Schedule B-6

     "Material Foreign Subsidiary" means each Foreign Subsidiary of the Company that also is a Material Subsidiary.

     "Material Subsidiaries" means, at any time, (a) Nu Skin Japan Co., Ltd., a Japanese corporation, Nu Skin International, Inc., a Utah corporation, Nu Skin Hong Kong, Inc., a Utah corporation, Nu Skin Taiwan, Inc., a Utah corporation, and Nu Skin United States, Inc., a Delaware corporation; and (b) each other Subsidiary of the Company which (i) had revenues during the four most recently ended fiscal quarters equal to or greater than 5.0% of the consolidated total revenues of the Company and its Subsidiaries during such period, or (ii) is an obligor under any Guaranty with respect to the Indebtedness of the Company under any Significant Credit Facility.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "New Notes" means the senior notes expected to be issued by the Company in connection with a private placement of an additional $60,000,000 of Term Debt.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Securitization Program" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any receivables (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including (A) all collateral securing such receivables, (B) all contracts and contract rights and all guarantees or other obligations in respect of such receivables, (C) proceeds of such receivables, and (D) other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables; provided that the resultant Securitization Debt, together with all other Priority Indebtedness then outstanding, shall not exceed the amount of Priority Indebtedness permitted by
Section 10.5(a)(ii).

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which


                                  Schedule B-7
contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreement" means the Pledge Agreement, in substantially the form of
Exhibit 4.13(b) hereto, dated as of the date hereof, executed and delivered by the Pledgors and the Collateral Agent, as amended, supplemented and modified from time to time.

     "Pledged Securities" means (a) the Equity Securities described in Schedule I attached to the Pledge Agreement and the Equity Securities of each Person that becomes a Material Foreign Subsidiary, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing now or hereafter owned by such Pledgor, and the certificates or other instruments representing any of the foregoing and any interest of such Pledgor in the entries on the books of any securities intermediary pertaining thereto (the "Pledged Shares"), and all dividends, distributions, returns of capital, cash, warrants, option, rights, instruments, right to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the stockholders, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares; provided, that the Pledged Shares shall not include any Equity Securities of such issuer in excess of the number of shares or other equity interests of such issuer possessing up to but not exceeding 65% of the voting power of all classes of Equity Securities entitled to vote of such issuer, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Securities; and (b) to the extent not covered by clause (a) above, all proceeds of any or all of the foregoing.

     "Pledgor" means each Person who pledges Pledged Securities under the Pledge Agreement.

     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

     "Priority Indebtedness" means (without duplication) the sum of (a) any unsecured Indebtedness of the Restricted Subsidiaries other than (i) guarantees under the Subsidiary Guaranty, (ii) Indebtedness of a Restricted Subsidiary if
(x) the Company has guaranteed such Indebtedness or is a primary obligor of such Indebtedness, and (y) the holder of such Indebtedness becomes a party to the Collateral Agency and Intercreditor Agreement (provided that until the holder of such Indebtedness becomes a party to the Collateral Agency and Intercreditor Agreement, such Indebtedness will be considered Priority Indebtedness), and
(iii) Indebtedness owed to the Company or any other Restricted  Subsidiary,  and
(b) Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien not permitted by paragraphs (a) through (m) of Section 10.3, and
(c) Securitization Debt.

     "property" or "properties" means and includes each and every interest in any property or asset, whether tangible or intangible and whether real, personal or mixed.


                                  Schedule B-8

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Required Holders" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company or its Subsidiaries with responsibility for the administration of the relevant portion of this Agreement or the Collateral Documents.

     "Restricted Investments" means all Investments except any of the following:
(i) property to be used in the ordinary course of business; (ii) assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Restricted Subsidiaries or any Person that immediately becomes a Restricted Subsidiary; (iv) Investments existing at the date of Closing; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof; (vi) Investments in tax-exempt obligations, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances maturing within one year issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at lest one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; (ix) Investments in repurchase agreements; (x) treasury stock; (xi) Investments in money market instrument programs which are classified as current assets in accordance with GAAP; (xii) Investments in foreign currency risk hedging contracts used in the ordinary course of business; and (xiii) Investments in Securitization Entities.

     "Restricted Subsidiary" means any Subsidiary (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) which the Company has not designated as an Unrestricted Subsidiary in accordance with Section 10.8; provided that upon any Unrestricted Subsidiary becoming a Material Subsidiary, it shall immediately be deemed to be a Restricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" has the meaning set forth in section 2(l) of the Securities Act.

     "Securitization Debt" for the Company and the Restricted Subsidiaries shall mean, in connection with any Permitted Securitization Program, (a) any amount as to which any Securitization Entity or other Person has recourse to the Company or any Restricted Subsidiary with respect to such Permitted Securitization Program by way of a Guaranty and (b) the amount of any reserve account or similar account or asset shown as an asset of the Company or a Restricted Subsidiary under GAAP that has been pledged to any Securitization Entity or any other Person in connection with such Permitted Securitization Program.


                                  Schedule B-9

     "Securitization Entity" means a wholly-owned Subsidiary (other than a Restricted Subsidiary) of the Company (or another Person in which the Company or any of its Subsidiaries makes an investment and to which the Company or any of its Subsidiaries transfers receivables and related assets) that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any of its Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any of its Subsidiaries in any way other than pursuant to Standard Securitization Undertakings, or (C) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, continently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither the Company nor any of its Subsidiaries has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Senior Secured Creditor" means (a) each holder of a Note, (b) each holder of a New Note, and (c) each lender under a Significant Credit Facility, including the lenders under the ABN Amro Facility.

     "Senior Secured  Indebtedness"  means the Indebtedness of the Company under
(a) this Agreement and the Notes, (b) the New Notes, and (c) any Significant Credit Facility (including, without limitation, Indebtedness of the Company under the ABN Amro Facility.

     "Significant Credit Facility" means (a) any Credit Facility that has at least $7,500,000 available to be borrowed and/or outstanding at any time, and
(b) any Credit Facility if the aggregate amount available to be borrowed and/or outstanding under all of the Credit Facilities exceeds $25,000,000 at any time; provided that the term "Significant Credit Facility" shall not include any Priority Indebtedness to the extent that such Priority Indebtedness is permitted by Section 10.5(a)(ii), any Indebtedness secured by a Lien permitted by Section 10.3(h), or any Indebtedness secured by a Lien renewing, extending or replacing Liens as described in Section 10.3(m).

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries that are reasonably customary in a receivables securitization transaction.

     "Subsidiary" means, as to any Person, (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital


                                 Schedule B-10
stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries, or (c) any other Person included in the financial statements of such Person on a consolidated basis.. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantors" means all current and future Material Domestic Subsidiaries of the Company.

     "Subsidiary Guaranty" means that certain Subsidiary Guaranty, substantially in the form of Exhibit 4.13(a) hereto, dated as of the date hereof, executed and delivered by the Subsidiary Guarantors, as amended, supplemented and modified from time to time.

     "Swap Agreement" means (a) any and all rate swap transactions, basis swaps, forward rate transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), provided that any such transaction is governed by or subject to a Master Agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement published by any successor organization thereto (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Taxes" is defined in Section 14.4(a).

     "Term Debt" means any Indebtedness of Company or any Restricted Subsidiary other than (a) Credit Facilities providing for the borrowing of money or the issuance of letters of credit on a revolving basis or for working capital, (b) Priority Indebtedness, and (c) Indebtedness secured by Liens permitted by paragraphs (a) through (m) of Section 10.3.

     "Total  Indebtedness"  means,  at any  date  of  determination,  the sum of
(i) the total of all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP, plus (ii) the aggregate amount of Indebtedness of the Company to any of its Restricted Subsidiaries that is not subordinated to the Notes pursuant to a subordination agreement substantially in the form set forth in Exhibit 2.


                                 Schedule B-11

     "Unrestricted Subsidiary" means any Subsidiary which is designated as an Unrestricted Subsidiary on Schedule 5.4 attached hereto or is designated as such in writing by the Company to each of the holders of the Notes pursuant to
Section 10.8; provided that no Material Subsidiary shall be an Unrestricted Subsidiary.

     "Wholly-Owned Restricted Subsidiary" means, at any time, (a) with respect to Domestic Subsidiaries, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other wholly-owned Restricted Subsidiaries at such time, and (b) with respect to Foreign Subsidiaries, any Restricted Subsidiary ninety-five percent (95%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

     "Yen" and "Y" mean the lawful currency of Japan and, in relation to any payment under this Agreement, same day or immediately available funds.














                                 Schedule B-12

                                                                      EXHIBIT 1

                                 [FORM OF NOTE]


                            NU SKIN ENTERPRISES, INC.

                     ____% SENIOR NOTE DUE OCTOBER 12, 2010

No. __                                                      ____________, _____
JPY_______                                                    PPN:  67018T A* 6

     FOR VALUE RECEIVED, the undersigned, NU SKIN ENTERPRISES, INC. (herein called the "Company"), a corporation organized and existing under the laws of Delaware, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of _______________________________ JAPANESE YEN on October 12, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semi-annually, on the 12th day of April and October in each year, commencing with the April or October next succeeding the date hereof, until the principal hereof shall have become due and payable; provided that the rate of interest on this Note will be increased to
(i) ___% per annum if, within the one year period following the date hereof, (x) the New Notes are rated BBB (or equivalent), or (y) if the Company does not issue the New Notes, any other Indebtedness which the Company proposes to issue is rated BBB (or equivalent), or (ii) ___% per annum if, within the one year period following the date hereof, (x) the New Notes are rated BBB- (or equivalent) or lower, or (y) if the Company does not issue the New Notes, any other Indebtedness which the Company proposes to issue is rated BBB- (or equivalent) or lower, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2% per annum above the rate of interest set forth in clause (a) above.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of Japan at The Bank of New York in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of the Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreement, dated as of October 12, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have become a party to the Collateral Agency and Intercreditor Agreement (as defined in the Note Purchase Agreement), and (iii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.


                                  Exhibit 1-1

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State (other than Section 5-1401 of the New York General Obligations Law) that would require the application of the laws of a jurisdiction other than such State.

                            NU SKIN ENTERPRISES, INC.


                            By:     _________________________
                            Name:
                            Title:





                                  Exhibit 1-2

                            NU SKIN ENTERPRISES, INC.


                                JPY9,706,500,000


                     3.03% Senior Notes due October 12, 2010



                               ------------------

                             NOTE PURCHASE AGREEMENT

                               ------------------



                             Dated October 12, 2000